UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

SIGNATURE

Item 1.01.	Entry into a Material Definitive Agreement

On February 15, 2013, Alseres Pharmaceuticals, Inc. (the “Company”), entered into Settlement Agreements with Michael Mullen and William Guinness, both members of the Board of Directors of the Company pursuant to which the Company agreed to satisfy certain outstanding obligations to these individuals which, in aggregate, totaled $220,734 by issuing fully vested options to purchase a total of 167,400 shares of the common stock of Alseres Neurodiagnostics, Inc. (a subsidiary of the Company) presently owned by the Company at a purchase price to be established by the Company coincident with the closing of an equity financing for Alseres Neurodiagnostics, Inc. The options must be exercised, if at all, in whole or in part, on or before February 28, 2018. The common stock of Alseres Neurodiagnostics, Inc. to be issued pursuant to the options will bear all appropriate restrictive legends regarding disposition or resale of the common stock.

Alseres Pharmaceuticals, Inc.

Date: February 21, 2013	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr. Executive Vice President, Finance and Administration and Chief Financial Officer

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